Exhibit 10.1

AMENDEDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of September 14, 2018 (the “Agreement”), by and between Iconix Brand Group, Inc., a Delaware corporation (the “Company”), and Peter Cuneo (the “Executive”) to that certain Employment Agreement, dated as of June 15, 2018 (the “Employment Agreement”), by and between the Company and Executive. Except as otherwise defined in this Amendment, capitalized terms in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.

WITNESSETH

WHEREAS, the Company desires to extend the term of employment of Executive, and Executive desires to extend his term of employment by the Company, on an interim basis, pursuant to the terms as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.             Amendments. The Employment Agreement shall be amended as follows:

(a)	Term. The reference to the date “September 15, 2018” under Section 3 of the Employment Agreement shall be deleted and replaced with the date “December 31, 2018”.

(b)	Compensation Upon Termination. Clause (1) under Section 5(a)(6)(c)(iv) of the Employment Agreement shall be replaced in its entirety with the following clause: “(1) continue to pay the Executive’s Base Salary through the end of the two-week period commencing on such date of termination as if such termination had not occurred, in accordance with the Company’s payroll practices and policies then in effect”.

2.             Miscellaneous.

(a)	Except as amended pursuant to Section 1 of this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment and the rights and obligations of the parties hereunder (including any claims sounding in contract law or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 14th day of September, 2018.

Iconix Brand Group, Inc.		Executive

By:	/s/ Mark Friedman	/s/ Peter Cuneo
	Mark Friedman Chairperson, Compensation Committee	Peter Cuneo

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